                                              Exhibit 99.1

                                              Exhibit to Annual Report
                                              on Form 10-K of
                                              Angelica Corporation



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             _______________

                                Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1998
                               ------------------------------------

                                    OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from ______________to_______________


     Commission file number   1-5674
                            ---------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                         THE ANGELICA CORPORATION
                         RETIREMENT SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           ANGELICA CORPORATION
                        424 South Woods Mill Road
                    Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)   Financial Statements.                       Pages of this
            --------------------                        -------------
                                                          Form 11-K
                                                          ---------

            Report of Independent Public Accountants         5

            Statement of Net Assets Available for            6-7
            Plan Benefits - December 31, 1998 and
            December 31, 1997

            Statement of Changes in Net Assets               8
            Available for Plan Benefits - Fiscal
            Year ended December 31, 1998

            Notes to Financial Statements                    9-11

            Schedule I                                       12

            Schedule II                                      13




      (b)   Exhibits.
            --------

            23.  Consent of Independent Public Accountants.

         THE ANGELICA CORPORATION
         RETIREMENT SAVINGS PLAN

         FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
         AS OF DECEMBER 31, 1998 AND 1997
         TOGETHER WITH AUDITORS' REPORT

                     THE ANGELICA CORPORATION
                     -------------------------

                      RETIREMENT SAVINGS PLAN
                      -----------------------


          FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          -----------------------------------------------

                     DECEMBER 31, 1998 AND 1997
                     --------------------------


                         TABLE OF CONTENTS
                         -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1998 Statement of Net Assets Available for Plan Benefits--December 31, 1997 Statement of Changes in Net Assets Available for Plan Benefits for the
    Year Ended December 31, 1998

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes--December 31, 1998
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1998

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Retirement Savings Plan (the
Plan) as of December 31, 1998 and 1997, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for plan benefits for the year ended
December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                      /s/ Arthur Andersen LLP


St. Louis, Missouri,
  April 1, 1999

                                            THE ANGELICA CORPORATION
                                            ------------------------

                                            RETIREMENT SAVINGS PLAN
                                            -----------------------


                              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              ---------------------------------------------------

                                               DECEMBER 31, 1998
                                               -----------------

                                                                            Company                           Interest
                                                                             Stock           Mutual            Income
                                                          Total              Fund             Fund              Fund
                                                       -----------          --------       -----------       -----------
              ASSETS
              ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                    $   971,163          $971,163       $        -        $        -
  American Balanced Fund                                 1,913,148                -          1,913,148                -
  Washington Mutual Investors Fund                      13,206,574                -         13,206,574                -
  Federated Capital Preservation Fund                   20,705,189                -                 -         20,705,189
  BT Pyramid Cash Investment Fund                          152,974             5,121            49,644            98,209
  Loans to participants                                  1,805,299                -                 -          1,805,299
                                                       -----------          --------       -----------       -----------
                                                        38,754,347           976,284        15,169,366        22,608,697
OTHER ASSETS:
  Contributions receivable (including
    employer's contributions of $17,393)                   150,645             5,960            57,028            87,657
  Interest and dividends receivable                         16,147            12,851               188             3,108
  Loan payments receivable                                  34,661                -                 -             34,661
  Other receivables                                          5,145                60                -              5,085
                                                       -----------          --------       -----------       -----------
        Total assets                                    38,960,945           995,155        15,226,582        22,739,208
                                                       -----------          --------       -----------       -----------

              LIABILITIES
              -----------

OTHER PAYABLES                                                  30                -                 30                -
                                                       -----------          --------       -----------       -----------
        Total liabilities                                       30                -                 30                -
                                                       -----------          --------       -----------       -----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                 $38,960,915          $995,155       $15,226,552       $22,739,208
                                                       ===========          ========       ===========       ===========


                         The accompanying notes are an integral part of this statement.


                                            THE ANGELICA CORPORATION
                                            ------------------------

                                            RETIREMENT SAVINGS PLAN
                                            -----------------------


                               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               ---------------------------------------------------

                                                DECEMBER 31, 1997
                                                -----------------
                                                                                                           Directed
                                                                Company                        Interest    Purchase
                                                                 Stock          Mutual          Income      of Life
                                                  Total           Fund           Fund            Fund      Insurance
                                               -----------     ----------    -----------     -----------   ---------
             ASSETS
             ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock            $ 1,272,068     $1,272,068    $        -      $        -      $   -
  American Balanced Fund                         1,761,163             -       1,761,163              -          -
  MFS Growth Opportunities Fund                    416,790             -         416,790              -          -
  Washington Mutual Investors Fund              12,017,302             -      12,017,302              -          -
  General American Life Insurance Company        3,297,635             -              -        3,297,635         -
  Safeco Insurance Company                       3,308,240             -              -        3,308,240         -
  Society National Bank MGD GIC Fund             7,865,362             -              -        7,865,362         -
  Boatmen's BT Short-Term Investment Fund        5,693,317         10,417        128,174       5,552,816      1,910
  Loans to participants                          1,530,430             -              -        1,530,430         -
                                               -----------     ----------    -----------     -----------     ------
                                                37,162,307      1,282,485     14,323,429      21,554,483      1,910
OTHER ASSETS:
  Cash on deposit with Trustee                      15,050             -              -           15,050         -
  Contributions receivable (including
   employer's contributions of $14,414)            141,976          6,408         57,197          76,482      1,889
  Interest and dividends receivable                 40,924         13,588            341          26,995         -
  Loan payments receivable                          29,143             -              -           29,143         -
  Other receivables                                 10,782            109             -           10,673         -
                                               -----------     ----------    -----------     -----------     ------
     Total assets                               37,400,182      1,302,590     14,380,967      21,712,826      3,799
                                               -----------     ----------    -----------     -----------     ------

             LIABILITIES
             -----------

LIABILITIES:
  Premiums payable                                   3,799             -              -               -       3,799
  Other payables                                    73,344          2,456         46,090          24,798         -
                                               -----------     ----------    -----------     -----------     ------
     Total liabilities                              77,143          2,456         46,090          24,798      3,799
                                               -----------     ----------    -----------     -----------     ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS         $37,323,039     $1,300,134    $14,334,877     $21,688,028     $   -
                                               ===========     ==========    ===========     ===========     ======

                           The accompanying notes are an integral part of this statement.

                                            THE ANGELICA CORPORATION
                                            ------------------------

                                            RETIREMENT SAVINGS PLAN
                                            -----------------------


                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        --------------------------------------------------------------

                                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                     ------------------------------------
                                                                                                         Directed
                                                            Company                       Interest       Purchase
                                                             Stock        Mutual           Income         of Life
                                             Total           Fund          Fund             Fund         Insurance
                                          -----------     ----------    -----------     -----------      ---------
ADDITIONS:
  Participant contributions               $ 3,187,332     $  141,155    $ 1,378,898     $ 1,630,404       $36,875
  Employer contributions                      491,988         22,238        189,706         280,044            -
  Interest income                           1,362,493            336          8,049       1,354,108            -
  Dividend income                           1,410,375         47,938      1,362,437              -             -
  Interfund transfers                              -         (85,820)      (120,864)        206,684            -
  Rollovers                                    64,330          5,803         36,643          21,884            -
  Net unrealized depreciation of
   investments                               (181,315)      (133,627)       (37,746)         (9,942)           -
  Net realized gain (loss) on sale
   of investments                             874,066        (31,611)       905,677              -             -
  Other additions                              91,349             60         26,249          65,040            -
  Transfers from other employer-
   sponsored plans                          1,969,070         10,667         78,854       1,879,332           217
                                          -----------     ----------    -----------     -----------       -------
     Total additions                        9,269,688        (22,861)     3,827,903       5,427,554        37,092
                                          -----------     ----------    -----------     -----------       -------
DEDUCTIONS:
  Participant withdrawals                   7,593,206        282,118      2,934,714       4,376,374            -
  Life insurance premiums                      37,092             -              -               -         37,092
  Other deductions                              1,514             -           1,514              -             -
                                          -----------     ----------    -----------     -----------       -------
     Total deductions                       7,631,812        282,118      2,936,228       4,376,374        37,092
                                          -----------     ----------    -----------     -----------       -------
     Net increase (decrease)                1,637,876       (304,979)       891,675       1,051,180            -

NET ASSETS AVAILABLE FOR PLAN
   BENEFITS AT BEGINNING OF YEAR           37,323,039      1,300,134     14,334,877      21,688,028            -
                                          -----------     ----------    -----------     -----------       -------
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS AT END OF YEAR                $38,960,915     $  995,155    $15,226,552     $22,739,208       $    -
                                          ===========     ==========    ===========     ===========       =======

                          The accompanying notes are an integral part of this statement.

                     THE ANGELICA CORPORATION
                     ------------------------

                     RETIREMENT SAVINGS PLAN
                     -----------------------


     NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
     --------------------------------------------------------

                    DECEMBER 31, 1998 AND 1997
                    --------------------------


1.  DESCRIPTION OF PLAN:
    --------------------

The following description of The Angelica Corporation Retirement Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan documents.

General
-------

The Plan, as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Banker's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of 1/4 of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year, provided that the maximum amount of matching contribution on behalf of any one participant will be $600.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1998 and 1997, the Plan had $-0- and $319,882,
respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan was made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

    Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
              These funds are invested in Angelica Corporation Common
              Stock.

         Mutual Fund
              Each participant may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund. Effective April 1, 1991, participants could no longer make contributions into the MFS Growth Opportunities Fund but are not required to transfer their account balances elsewhere.

         Interest Income Fund
              This fund is invested in group annuity contracts with General American Life Insurance Company, Safeco Insurance Company, Society National Bank, Metropolitan Life Insurance Company, John Hancock Mutual Life Insurance Company and Federated Capital Preservation Fund.

         Directed Purchase of Life Insurance
              Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to this fund as of October 31, 1989, are allowed to continue contributions in the future.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.  INVESTMENTS:
    ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1998 and 1997, are as follows:

December 31, 1998:
  Washington Mutual Investors Fund                $13,206,574
  Federated Capital Preservation Fund              20,705,189

December 31, 1997:
  Washington Mutual Investors Fund                $12,017,302
  General American Life Insurance Company           3,297,635
  Safeco Insurance Company                          3,308,240
  Society National Bank MGD GIC Fund                7,865,362
  Boatmen's BT Short-Term Investment Fund           5,693,317

4.  INCOME TAX STATUS:
    ------------------

The Company has received a determination letter dated May 25, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.  TERMINATION OF THE PLAN:
    ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate for the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

6.  TRANSFERS FROM OTHER EMPLOYER-SPONSORED PLANS
    ---------------------------------------------

Effective September 1, 1998, the Company merged other defined contribution plans into the Plan.

All participant accounts in these merged plans were transferred to the Trustee of the Plan with individual investments and plan elections for each participant remaining unchanged.

                                                        SCHEDULE I

                           THE ANGELICA CORPORATION
                           ------------------------

                            RETIREMENT SAVINGS PLAN
                            -----------------------


          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
          ----------------------------------------------------------

                               DECEMBER 31, 1998
                               -----------------
                                              Number of
                                              Shares or
                                              Principal
                                                Amount           Cost       Fair Value
                                             ------------    -----------    -----------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock <Fa>           52,143    $ 1,162,134    $   971,163
  BT Pyramid Cash Investment Fund <Fa>       $      5,121          5,121          5,121
                                                             -----------    -----------
                                                               1,167,255        976,284
                                                             -----------    -----------
MUTUAL FUND:
  American Balanced Fund                      121,392.696      1,866,319      1,913,148
  Washington Mutual Investors Fund            401,293.640     10,034,507     13,206,574
  BT Pyramid Cash Investment Fund <Fa>       $     49,644         49,644         49,644
                                                             -----------    -----------
                                                              11,950,470     15,169,366
                                                             -----------    -----------
INTEREST INCOME FUND:
  Federated Capital Preservation Fund        $ 20,705,189     20,705,189     20,705,189
  BT Pyramid Cash Investment Fund <Fa>       $     98,209         98,209         98,209
  Loans to participants, interest ranging
    from 6.25% to 9.5% <Fa>                  $  1,805,299      1,805,299      1,805,299
                                                             -----------    -----------
                                                              22,608,697     22,608,697
                                                             -----------    -----------
     Total investments                                       $35,726,422    $38,754,347
                                                             ===========    ===========

<Fa> Also a party-in-interest.



          The accompanying notes are an integral part of this schedule.


                                                             SCHEDULE II

                                        THE ANGELICA CORPORATION
                                        ------------------------

                                         RETIREMENT SAVINGS PLAN
                                         -----------------------


                          ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                          ----------------------------------------------------

                                  FOR THE YEAR ENDED DECEMBER 31, 1998
                                  ------------------------------------

                                  Purchases                                    Sales
                          ------------------------      ------------------------------------------------------
                            Number of     Purchase       Number of                      Cost of
Description of Asset      Transactions     Price        Transactions   Sales Price       Assets        Gain
--------------------      ------------    --------      ------------   -----------      -------     ----------
Washington Mutual
  Investors Fund               98       $ 4,235,078          101        $3,212,470    $ 2,274,276   $  938,194

SAFECO Insurance
  Company                      13           245,535            1         3,535,185      3,535,185           -

Society National
  Bank MGD GIC
  Fund                         -                 -             8         9,564,029      5,411,624    4,152,405

General American
  Life Insurance
  Company                      -                 -             4         3,522,366      2,986,802      535,564

BT Pyramid Cash
  Investment
  Fund <Fb>                   457        29,337,622          395        29,118,187     29,118,187           -

Metropolitan Life
  Insurance
  Company                       8         2,064,405            2         2,074,779      2,064,405       10,374

John Hancock
  Mutual Life
  Insurance
  Company                       1         3,000,000            1         3,155,121      3,000,000      155,121

Federated Capital
  Preservation Fund            10        20,705,189           -                 -              -            -

<Fa>  Represents transactions or a series of transactions in excess of
      5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.


                          The accompanying notes are an integral part of this schedule.

                                                 Exhibit 23
                                                 of 11-K


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                -----------------------------------------

   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 27, 1999
                                   -14-